Exhibit 10.17

Quantum Space, LLC
Amended and Restated

Unit Appreciation Right Plan

Article I

Purposes

Quantum Space, LLC, a Delaware limited liability company (the “Company”), has adopted this Quantum Space, LLC Amended and Restated Unit Appreciation Right Plan, as may be amended from time to time (the “Plan”), as of December 1, 2023 (the “Effective Date”), for the benefit of its eligible Employees. The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries, and materially increase Member value by (a) motivating superior performance by Participants by means of performance-related incentives; and (b) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Article II

Definitions, Etc.

Section 2.01 Certain Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Adjustment Event” means any distribution payable in Units, and any Unit split, Unit combination, extraordinary cash distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Units or other similar event, in each case, affecting the Units.

(b) “Affiliate” shall have the meaning provided in the LLC Agreement.

(c) “Base Amount” means “Profits Interest Threshold Amount” (as defined in the LLC Agreement), as determined by the Committee in its sole discretion and as set forth in the Unit Appreciation Right Agreement for such Unit Appreciation Right; provided, that in no event shall the Base Amount be less than the Fair Market Value of the Units as determined in a manner consistent with Section 409A of the Code and the regulations promulgated thereunder.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Cause” shall mean, with respect to any Participant (as determined by the Committee in its sole discretion), (i) the willful failure of the Participant to substantially perform the duties of his or her services to the Company or any of its Affiliates (other than any such failure due to the Participant’s death or Disability); (ii) the Participant’s engaging in fraud, willful misconduct, or dishonesty that has caused or is reasonably expected to result in injury to the Company or any of its Affiliates; (iii) the Participant’s breach of any fiduciary duty owed to the Company or the Subsidiaries; (iv) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or involving moral turpitude; (v) the Participant’s violation or breach of any material written Company policy or rule, or the Participant’s violation or breach of any of his obligations under any material written agreement or covenant with the Company or any of its Affiliates; or (vi) the Participant’s failure to cooperate, if requested by the Company or any of its Affiliates, with any investigation or inquiry into the Participant’s or the Company’s or any of its Affiliates’ business practices, whether internal or external, including, but not limited to, the Participant’s refusal to be deposed or to provide testimony at any trial or inquiry. A termination for Cause shall include a determination by the Committee to that effect following the termination of the Participant’s services to the Company for any reason that would have justified a termination by the Company for Cause. Notwithstanding the foregoing, with respect to any Participant who is party to an employment or consulting agreement with the Company or any Subsidiary in which “Cause” is defined, “Cause” shall have the meaning specified in such Participant’s employment or consulting agreement, as the case may be.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Company” shall have the meaning set forth in the preamble hereto.

(h) “Company Sale” shall have the meaning set forth in the LLC Agreement.

(i) “Company Unit Sale Price” means, as determined by the Committee in its sole discretion, the Fair Market Value of one Unit in connection with any transaction resulting in a Company Sale (after giving effect to the Base Amount with respect to such Unit Appreciation Right, the distribution provisions of the LLC Agreement, and as otherwise determined in good faith by the Committee if any part of the distributable amount is payable other than in cash), and determined by reference to the consideration to be paid to a holder of a Unit in connection with such Company Sale.

(j) “Committee” means the Compensation Committee of the Board of Directors (or such other committee of the Board of Directors as the Board of Directors shall designate) or, if there shall not be any such committee then serving, the Board of Directors.

(k) “Disability” shall have the meaning specified in section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to any Participant who is party to an employment or consulting agreement with the Company or any Subsidiary, “Disability” shall have the meaning specified in such Participant’s employment or consulting agreement, as the case may be.

(l) “Effective Date” shall have the meaning set forth in the preamble hereto.

(m)   “Employee” means any director, officer or key employee of, or consultant to, the Company or any Subsidiary.

(n) “Fair Market Value” shall mean, as of any date, with respect to the Units, fair market value of the Units on such date, as determined in good faith by the Committee.

(o) “LLC Agreement” means the Fourth Amended and Limited Liability Company Agreement of the Company, dated as of June 30, 2023, as amended from time to time.

(p) “Participant” means any Employee designated by the Committee to receive a Unit Appreciation Right under the Plan.

(q) “Person” shall have the meaning provided in the LLC Agreement.

(r) “Plan” shall have the meaning set forth in the preamble hereto.

(s) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(t) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, stock possessing more than 50% of the total combined voting power of all classes of stock entitled to vote of such corporation or more than 50% of the total value of shares of all classes of stock of such corporation and (ii) any other business organization, regardless of form, in which the Company possesses, directly or indirectly, more than 50% of the total combined equity interests of such organization.

(u) “Termination of Service” shall mean the termination for any reason, including death, Disability, resignation, retirement or termination for or without Cause, at any time, of that Participant’s services as an Employee, as reasonably determined by the Committee, with the Company and with each parent or Subsidiary of the Company for which the Participant served as an Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a particular Participant’s Termination of Service.

(v) “Unit” means an “Incentive Unit” as defined in the LLC Agreement, or such other class or kind of units, shares or other securities resulting from the application of Section 5.03.

(w) “Unit Appreciation Rights” means an award of unit appreciation rights awarded under this Plan representing, the right to receive a payment from the Company, upon a Company Sale, in cash or, if applicable, other property, with respect to each vested Unit subject to a Unit Appreciation Right award in an amount equal to (i) the excess, if any, of the Company Unit Sale Price in connection with Company Sale over (ii) the Base Amount (as set forth in the applicable Unit Appreciation Agreement).

(x) “Unit Appreciation Right Agreement” means the Unit Appreciation Right Agreement, substantially in the form attached hereto as Annex A or such other form as the Committee shall approve, to be entered into by the Company and a Participant to evidence the grant of a Unit Appreciation Right to such Participant pursuant to Article VI.

Section 2.02 Gender and Number. Except when otherwise indicated by the context words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

Article III

Eligibility; Participation

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other incentive plan of the Company or any Subsidiary.

Article IV

Administration

Section 4.01 Power to Grant Unit Appreciation Rights. The Committee shall have the discretionary authority, subject to the terms of the Plan and the LLC Agreement, to determine the Employees to whom Unit Appreciation Rights shall be granted and the terms and conditions of such Unit Appreciation Rights, including, but not limited to, the number of Units subject to a Unit Appreciation Right, the time or times at which Unit Appreciation Rights shall be granted, and the provisions of the instruments by which such Unit Appreciation Rights shall be evidenced. The Committee may establish different terms and conditions for different Participants receiving Unit Appreciation Rights and for the same Participant for each Unit Appreciation Right such Participant may receive, whether or not granted at different times. The grant of any Unit Appreciation Right to any Employee shall neither entitle such Employee to, nor disqualify that Employee from, the grant of any other Unit Appreciation Rights.

Section 4.02 Administration. The Committee shall be responsible for the administration of the Plan. The Committee shall have discretionary authority, subject to the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company and its Affiliates, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including, but not limited to, any failure to make any determination or interpretation, or failure to make or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons, and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Section 4.03 Section 409A. It is intended that Unit Appreciation Rights be exempt from the application of section 409A of the Code and shall be construed as such. Accordingly, notwithstanding anything to the contrary contained in the Plan, the Board of Directors and the Committee shall not exercise any discretion otherwise authorized under the Plan or any Unit Appreciation Right Agreement if the exercise of the Board of Director’s or the Committee’s discretion would cause such Awards to become subject to section 409A of the Code.

Article V

Units Subject to Plan

Section 5.01 Number. Subject to Section 5.03, the Committee is authorized to issue up to an unlimited number of Units as Unit Appreciation Rights under the Plan.

Section 5.02 Canceled, Terminated or Forfeited Unit Appreciation Rights. Any Units subject to a Unit Appreciation Right that for any reason expires or is cancelled, terminated, forfeited, substituted for or otherwise settled without the issuance of such shares shall again be available for award under the Plan.

Section 5.03 Adjustments in Capitalization. The number of Units available for grants of Unit Appreciation Rights under Section 5.01 or subject to outstanding Unit Appreciation Rights and their respective Base Amounts may, in the Committee’s sole discretion, be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event or similar event or transaction. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by Unit holders, in any reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Units, liquidation, dissolution, or other similar event, any Unit Appreciation Right shall pertain to the securities or other property to which a holder of the number of Units covered by a Unit Appreciation Right would have been entitled to receive in connection with such event. Any such adjustment by the Committee shall be final, binding and conclusive on all parties.

Article VI

Unit Appreciation Rights

Section 6.01 Grant of Unit Appreciation Rights. Unit Appreciation Rights may be granted to Participants at such time or times as the Committee shall determine. The date of grant of a Unit Appreciation Right will be the date on which the Committee awards the Unit Appreciation Right. Each Unit Appreciation Right shall be evidenced by a Unit Appreciation Right Agreement, which shall specify the number of Units to which the Unit Appreciation Right pertains, the Base Amount of the Unit Appreciation Right, the duration of the Unit Appreciation Right, the terms and conditions of payment in respect of the Unit Appreciation Right and the treatment of the Unit Appreciation Right upon any termination of the Participant’s services to the Company and the Subsidiaries and upon any Company Sale, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

Section 6.02 Base Amount. The Base Amount subject to a Unit Appreciation Right shall be determined by the Committee in its sole discretion.

Article VII

Effective Date, Amendment and Termination

Section 7.01 The Plan shall be effective upon adoption by the Board of Directors or at such later date as the Board of Directors shall specify, and shall automatically expire on the tenth anniversary thereof (except as to outstanding Unit Appreciation Rights), unless sooner terminated pursuant to this Article VII. The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No termination, suspension, amendment or modification of the Plan shall (except in the case of an adjustment pursuant to Section 5.03) in any manner materially and adversely affect the economic rights of any Participant with respect to any Unit Appreciation Right previously granted under the Plan, without the consent of the Participant holding such Unit Appreciation Right; provided, however, that, without a Participant’s consent, the Board of Directors may amend (such amendment to have the minimum economic effect necessary, as determined by the Board of Directors in its sole discretion) the Plan, any Unit Appreciation Right or any Unit Appreciation Right Agreement in such a manner as may be necessary or appropriate to avoid having the Plan or any Unit Appreciation Right become subject to the penalty provisions of section 409A of the Code. Unit holder approval of any such termination, suspension, amendment or modification shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board of Directors.

Article VIII

Forfeiture

Section 8.01 Forfeiture. Any unvested Units subject to a Unit Appreciation Right will be immediately forfeited by such Participant without consideration upon a Participant’s Termination of Service for any reason at any time, including without limitation, due to death, Disability, resignation or termination. Additionally, and without limiting the generality of this Article VIII, any Units (whether vested or unvested) subject to a Unit Appreciation Right will be immediately forfeited without consideration upon (i) a Participant’s Termination of Service for Cause at any time, or (ii) a Participant’s breach of any restrictive covenants set forth in a Participant’s Unit Appreciation Right Agreement, employment agreement, consulting agreement, or other similar agreement with the Company or any Subsidiary.

Article IX

General Provisions

Section 9.01 Nontransferability of Unit Appreciation Rights. No Unit Appreciation Right may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

Section 9.02 Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits outstanding that remain unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to his or her estate.

Section 9.03 Tax Withholding. The Company and each Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or any Subsidiary promptly upon notification of the amount due, an amount determined by the Company or such Subsidiary, in its discretion, to be sufficient to satisfy all Federal, state, local and foreign withholding and employment tax requirements in respect of any Unit Appreciation Right, and the Company may (or may cause a Subsidiary to) defer payment of cash until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his or her tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine.

Section 9.04 Requirements of Law. Unit Appreciation Rights shall be subject to all applicable laws, rules and regulations, and to such approvals as may be appropriate or required, as determined by the Committee. Notwithstanding any other provision of the Plan, no Unit Appreciation Rights shall be granted if such grant or issuance would result in a violation of applicable law. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Unit Appreciation Right for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.

Section 9.05 No Guarantee of Service or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate thereof. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Unit Appreciation Rights. In addition, if any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be eligible for any compensation or remuneration with respect to such termination (except as otherwise expressly provided in this Plan or any applicable Unit Appreciation Right Agreement) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary contained in the Participant’s contract of employment.

Section 9.06 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any of its Affiliates to establish other plans or to pay compensation to its employees in cash or property.

Section 9.07 No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Affiliate thereof, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other Persons. Any reserves that may be established by the Company or any Affiliate thereof in connection with the Plan shall continue to be held as part of the general funds of the Company or such Affiliate, and no individual or entity other than the Company or such Affiliate shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his or her executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Affiliate thereof pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Affiliate.

Section 9.08 No Impact on Benefits. Unit Appreciation Rights shall not be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

Section 9.09 No Rights as a Unit Holder. No Participant shall have any voting or other rights as a Member of the Company (including, but not limited to, the right to receive distributions) with respect to any Units underlying any Unit Appreciation Right.

Section 9.10 Freedom of Action. Subject to Article VII, nothing in the Plan or any Unit Appreciation Right Agreement shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest, and no Participant, beneficiary or other Person shall have any claim against the Company or any of its Affiliates as a result of any such action.

Section 9.11 Governing Law. The Plan and the Unit Appreciation Rights shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 9.12 Severability. In the event that any one or more of the provisions of the Plan or any Unit Appreciation Right Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby.

Section 9.13 Exculpation. No member of the Committee nor any other officer or employee of the Company acting on behalf of the Company with respect to the Plan shall be directly or indirectly responsible or otherwise liable by reason of any action or default as a member of that Committee, or other officer or employee of the Company acting on behalf of the Company with respect to this Plan, or by reason of the exercise of or failure to exercise any power or discretion as such person, except for any action, default, exercise or failure to exercise resulting from such person’s gross negligence, breach of fiduciary duty or willful misconduct. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives.

Section 9.14 Indemnification. Each individual who is or shall have been a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by the Company’s LLC Agreement and other governing documents against and from any loss, cost liability or expense (including any related attorney’s fees and advances thereof) that may be imposed upon or reasonably incurred by him in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Unit Appreciation Right Agreement and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him; provided, that such individual shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, by contract, as a matter of law or otherwise.

Section 9.15 Notices. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements. Any notices required or permitted to be given shall be deemed given if directed to the Person to whom addresses at such address and mailed by regular United States mail, first-class and prepaid or by overnight courier. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the intended recipient furnishes the proper address.

Section 9.16 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board of Directors, the Committee, the Company and its Affiliates, and the other parties with respect thereto.

Section 9.17 Rights Cumulative; Waiver. The rights and remedies of Participants and the Company under this Plan shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any Participant or the Board of Directors, the Committee or the Company of any provision of the Plan shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any such party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same any subsequent time or times hereunder.

Section 9.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.